SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN STRATEGIC SERIES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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2)	Form, Schedule or Registration Statement No.:

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3)	Filing Party:

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4)	Date Filed:

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IMPORTANT NOTICE FROM THE BOARDS OF THE FRANKLIN AND
TEMPLETON FUNDS

Dear Shareholder:

As you may know, several of the Franklin and Templeton Funds are holding a Joint Special Meeting of Shareholders on October 30, 2017 (the “Meeting”).    You should have received by now a proxy package containing a combined proxy statement which details the time and place of the Meeting and the proposals to be voted on, one or more proxy cards and a postage-paid return envelope.   At the Meeting, shareholders will be asked to consider and vote on several proposals which affect your fund(s).  The proposals to be voted on vary by fund.   We have prepared and distributed proxy cards to record your votes so that your shares are represented at the meeting.

As an investor in Franklin Small-Mid Cap Growth Fund, please find enclosed a proxy card which, when executed, will represent your shares at the Meeting. Please reference the proxy statement as noted above and previously mailed to you for information about the Meeting details and the proposals to be voted on by Franklin Small-Mid Cap Growth Fund shareholders.

If you no longer have the proxy statement or would like to review it electronically, you can go to www.proxyonline.com/FT and enter the control number found on the front of the enclosed proxy card.  Once logged in you will find a summary of all the investments you own that are included in this proxy campaign, an electronic version of the proxy statement and the opportunity to vote all your shares in the Franklin and Templeton Funds.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

Please take a few moments to review these proxy materials and cast your vote using one of the voting methods listed on the enclosed proxy card.   Voting via the proxyonline.com/FT website is the simplest since it will present you the opportunity to vote on proposals related to Franklin Small-Mid Cap Growth Fund along with any other proxy votes you may have for this Meeting.    A postage-paid envelope has been provided in case you would rather return the enclosed proxy card.

Thank you for your consideration and your investment in the Franklin and Templeton Funds.